Exhibit 99.1
Capturing Value for Shareholders: Sale of Antrim Shale Gas Properties May 21, 2007

Safe Harbor Statement The information contained herein is as of the date of this presentation. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this document as a result of new information or future events or developments. Words such as "anticipate," "believe," "expect," "projected" and "goals" signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This presentation contains forward-looking statements about DTE Energy's financial results and estimates of future prospects, and actual results may differ materially. Factors that may impact forward-looking statements include, but are not limited to: the higher price of oil and its impact on the value of production tax credits or the potential requirement to refund proceeds received from synfuel partners; the uncertainties of successful exploration of gas shale resources and inability to estimate gas reserves with certainty; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; economic climate and population growth or decline in the geographic areas where we do business; environmental issues, laws, regulations, and the cost of remediation and compliance including potential new federal and state requirements that could include carbon and more stringent mercury emission controls, a renewable portfolio standard and energy efficiency mandates; nuclear regulations and operations associated with nuclear facilities; implementation of electric and gas Customer Choice programs; impact of electric and gas utility restructuring in Michigan, including legislative amendments; employee relations, and the negotiation and impacts of collective bargaining agreements; unplanned outages; access to capital markets and capital market conditions and the results of other financing efforts which can be affected by credit agency ratings; the timing and extent of changes in interest rates; the level of borrowings; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; effects of competition; impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations, including any associated impact on rate structures; contributions to earnings by non-utility subsidiaries; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the ability to recover costs through rate increases; the availability, cost, coverage and terms of insurance; the cost of protecting assets against, or damage due to, terrorism; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; uncollectible accounts receivable; binding arbitration, litigation and related appeals; changes in the economic and financial viability of our suppliers, customers and trading counterparties, and the continued ability of such parties to perform their obligations to the Company; timing, terms and proceeds from any asset sale or monetization; and implementation of new processes and new core information systems. This presentation should also be read in conjunction with the "Forward-Looking Statements" section in each of DTE Energy's, MichCon's and Detroit Edison's 2006 Form 10-K and their 2007 quarterly reports on Form 10-Q (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy, MichCon and Detroit Edison. Cautionary Note - The Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this presentation such as "probable reserves" that the SEC's guidelines strictly prohibit us from including in filings with the SEC. You are urged to consider closely the disclosure in our Forms 10-K and 10-Q, File No. 1-11607, available from our offices or from our website at www.dteenergy.com. You can also obtain these Forms from the SEC by calling 1-800-SEC-0330.

Participants Tony Earley, Chairman and CEO Gerry Anderson, President and COO Dave Meador, Executive Vice President and CFO Lisa Muschong, Director of Investor Relations

Today's Announcements Sale of 100% Antrim Shale gas exploration and production properties to Atlas Energy Resources Upward revision to total expected non-utility monetization proceeds Share repurchase authorization approved by our Board of Directors increased from $700 million to $1.55 billion

Overview Agreed to sell all Antrim Shale gas properties to Atlas Energy Resources First deal of its size in the Antrim Shale Interests in over 2,000 wells, 294,000 net acres and 60 mmcfd net production Strong value received for the low cost operator in the Antrim Shale Gross Proceeds of $1.225 Billion After Tax Proceeds in 2007 of $970 Million* Plan to use proceeds to buy back stock and redeem debt Expect deal to close on or about June 30, 2007 We are pleased to announce that we have taken a significant step in executing our non-utility monetization plans * Includes $800M of Monetization Proceeds and $170M of Accelerated Section 29 Tax Credits

Value Proposition Strong value for the mature Antrim assets made it a clear choice to complete this sale while we continue to pursue strategic alternatives for the less mature Barnett properties Enhanced value reflects significant efforts over the last 20 years to create the lowest cost, most active Antrim operator Significant step towards realizing our share repurchase and debt reduction goals and results in our ability to increase the expected after-tax proceeds from the overall non-utility monetization plans Should improve DTE's overall credit profile as we reduce our commodity price exposure The successful sale of Antrim is an important step towards enhancing shareholder value through our non-utility monetization plans

2007 Cash Impact of Transaction Gross Proceeds Net Tax Impacts * After-Tax Proceeds $1,225 ($255) $970 The transaction results in 2007 after-tax proceeds of $970 million Since the Antrim properties have been around for more than 10 years, they have a low tax basis This low tax basis is partially offset by the accelerated use of Section 29 tax credits ($ Millions) $170 $800 Impact of Accelerated Section 29 Tax Credits Monetization Proceeds * Net Tax Impacts include approximately $425 tax impact offset by $170 impact of accelerated Section 29 tax credits

Forward Sales Contracts DTE Energy will retain the Antrim legacy forward sales contracts Forward sales will be hedged to be earnings neutral Tax considerations and transaction costs provided incentive to retain the obligation (versus settling immediately) The forward sales decline over time and ultimately play out by 2014 After-tax NPV totals approximately ($200) million Legacy forward sales are earnings neutral and are extinguished between 2007-2014

16 Net Production Rate (mmcf/day) 21 16 Gross Producing Wells 65 137 3/31/07 1/1/06 Reserves (Bcfe) Probable Reserves Proven Reserves 120 59 179 12/31/05 1/1/05 Acreage Position (thousands) Net Undeveloped Acres Net Developed Acres 62 76 64 16 82 12/31/06 1/1/06 123 12/31/06 3/31/07 1/1/06 12/31/06 4 65 14 3/31/07 81 12/31/06 266 174 440 Barnett Shale Operating Metrics 18

Future Development of Barnett Assets Strong value realized for the mature Antrim assets made it a clear choice to complete this sale while we continue to pursue strategic alternatives for the less mature Barnett properties Concentrating on moving Barnett assets up the value curve Core assets - developed, value relatively transparent Western assets - less developed, earlier in life cycle; provide opportunity for significant upside Total Proven Reserves: 174 Bcf Total Probable Reserves: 266 Bcf Time, Capital Relative Value Unproven Acreage Proved Developed Producing Initial Development Full Development ILLUSTRATIVE Antrim Barnett Core Barnett Non-Core Mature Less Mature E&P Value Curve

Total Non-Utility Monetization Projected After-Tax Cash Proceeds Previous Guidance Upside Current Guidance At Least $800 $450 to $750 Given the execution of the Antrim sale agreement and strong investor interest in other non-utility assets, we are confident that we'll now realize between $1,250 and $1,550 million of after-tax proceeds by year-end $1,250 to $1,550 million range of expected after-tax proceeds includes the following: Antrim $800 * Power & Industrial $400 - $600 Peakers $50 - 150 ($ Millions) $1,250 to $1,550 * The $800M is monetization proceeds only and excludes the $170M of accelerated Section 29 tax credits

Sources and Uses of Monetization Proceeds and Synfuel Cash Sources Near Term Uses Long Term Uses East 1.4 0.7 0.75 West 0.95 0.75 0.75 0.85 0.25 0.65 Synfuel $900-1,000 (2007-2009) Monetization Proceeds $1,250-1,550 (2007) Debt $800-900 (2007-2008) Share Repurchase* $650-$850 (2007) Utility Equity/Other $700-800 (2007-2009) Antrim Power & Industrial - $400-600 Peakers- $50-150 $170 $800 Monetization Proceeds and Synfuel Cash Sources and Uses ($ Millions) $2,150-2,550 $2,150-2,550 $2,150-2,550 Debt $600-700 (2007-2008) Share Repurchase* $650-$850 (2007) Utility Equity/Other $700-800 (2007-2009) Forward Sales ~$200M NPV (2007-2014) * Includes shares bought back under this program to date of ~ $159 million; Range reflects 62.5% of $1,050 to $1,350 million (excluding the $200M forward sales contracts)

With the signing of the agreement with Atlas, DTE Energy's Board of Directors approved up to $1.55 billion in common share repurchase authority, increased from the previous level of $700 million Deployment of Non-Utility Monetization Cash Proceeds We remain committed to using a significant portion of the after-tax monetization proceeds for share repurchase. Expect to repurchase $650 - 850 million based on current projections. Approximately 3.1M shares (~$159M) have already been repurchased We are currently considering both open market repurchases and an accelerated share repurchase (ASR) plan Our goal is to complete the stock repurchase program by year-end

Unconventional Gas guidance has been reduced following the sale of Antrim 2007 Segment Earnings Guidance Operating Earnings* (2007 guidance not inclusive of future non-utility monetizations) ($ Millions) 2007 Revised Guidance * See note regarding reconciliation to GAAP reported earnings included in the appendix The revised earnings guidance assumes interest savings from parent company debt reduction Due to the timing of the share repurchase plan, revised EPS guidance will only be provided upon completion of all non-utility monetization efforts Expect the non-utility monetization efforts we have described to be accretive

DTE Energy's Investment Thesis DTE Energy plans to create significant value for shareholders over the next five years The utilities are positioned to grow earnings 5-6% per year while driving a customer focused investment program Non-utility monetization plans proceeding well, realizing shareholder value through the repurchase of parent company equity and debt redemption The balance sheet is stable and we have sufficient flexibility to execute our growth plan The dividend yield is attractive and as the payout ratio decreases, we are open to considering additional dividend increases

Appendix

Total Non-Utility Monetization Projected After-Tax Proceeds Reconciliation ($ Millions)

In this presentation, DTE Energy provides 2007 guidance for operating earnings. It is likely that certain items that impact the company's 2007 reported results will be excluded from operating results. A reconciliation to the comparable 2007 reported earnings/net income guidance is not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings. Reconciliation of 2007 Reported Earnings to Operating Earnings